Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the Effective Date (as defined on the Title Company’s Agreement and Receipt attached hereto), by and between NORVIN AUSTIN REHAB LLC, a Delaware limited liability company (“Seller”), and GLOBAL MEDICAL REIT INC., a Maryland corporation (“Purchaser”).

ARTICLE 1

PROPERTY AND PURCHASE PRICE

1.1           Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following:

(a)          A tract of land containing approximately 3.65 acres of land as more particularly described on Exhibit “A” attached hereto and incorporated herein by reference for all purposes, together with (i) all rights and interests appurtenant thereto, (ii) all of Seller’s rights, title and interest in and to all minerals, oil, gas and other hydrocarbon substances thereon or thereunder, to the extent owned by Seller, and (iii) all of Seller’s rights, title and interest in and to all access, air, water, riparian, development, utility and solar rights related thereto (collectively, “Real Property”).

(b)          All buildings and other improvements located on the Real Property, including, without limitation, that certain building containing approximately 59,258 square feet, together with any and all fixtures of any kind owned by Seller and attached to or used in connection with the ownership, maintenance, or operation of the Real Property or improvements located thereon, together with all rights, title and interest appurtenant thereto (collectively, the “Improvements”).

(c)          All tangible personal property owned by Seller and located on, used in connection with the management, operation, or repair of the Real Property or attached to the Real Property, all as more particularly described on Exhibit “B” attached hereto (“Personal Property”), which personal property excludes all personal property that is owned by the Tenant (as hereinafter defined) and located on the Real Property.

(d)          To the extent assignable, all of Seller’s rights, title and interest in and to all permits, licenses, certificates of occupancy, warranties, architectural or engineering plans and specifications, and governmental approvals which relate to the Real Property, the Improvements or the Personal Property (hereinafter collectively referred to as the “General Intangibles”).

(e)          All of Seller’s right, title and interest in and to that certain Amended and Restated Lease Agreement, dated effective as of September 17, 2010 (the “Lease”), by and between Seller, as landlord and successor-in-interest to Prevarian Hospital Partners, LP, a Texas limited partnership (“PHP”), and CTRH, LLC, a Delaware limited liability company, as tenant (the “Tenant”), together with all rents and other charges paid by Tenant under such Lease and all security and/or rental deposits related thereto.

(f)          All of Seller’s right, title and interest in and to that Corporate Guaranty dated May 24, 2012 (the “Guaranty”) by Kindred Healthcare, Inc., a Delaware corporation (“Guarantor”).

The above listed items are herein collectively called the “Property”. All of the Property shall be conveyed, assigned, and transferred to Purchaser at Closing (as hereinafter defined), free and clear of all liens, claims, easements, and encumbrances whatsoever, except for the Permitted Exceptions (as hereinafter defined).

1.2           Purchase Price. The purchase price (the “Purchase Price”) of the Property shall be Forty Million Six Hundred Fifty Thousand and No/100 Dollars ($40,650,000.00).

1.3           Earnest Money. Within three (3) business days following the deposit of signature pages to this Agreement executed by Seller and Purchaser with Commonwealth Land Title Insurance Company, 630 Third Avenue, 12th Floor, New York, New York 10017, Attention: Art DellaSalla, Vice President, Email: art.dellasalla@fnf.com (the “Title Company”), Purchaser shall deliver to the Title Company immediately available funds in the amount of Three Hundred Thousand and No/100 Dollars ($300,000.00) (together with any additional Earnest Money delivered pursuant to this Agreement and all interest earned thereon, collectively the “Earnest Money”), which the Title Company shall immediately deposit into an interest bearing account, at Purchaser’s option. The Earnest Money will be non-refundable except as otherwise provided for in this Agreement. Any interest derived from the Earnest Money shall become part of the Earnest Money and shall be paid to the party entitled to the Earnest Money in accordance with the terms hereof. The Title Company shall credit the full amount of the Earnest Money against the Purchase Price at Closing or, if this Agreement is terminated prior to Closing, the Title Company shall deliver the Earnest Money to the party entitled to receive the Earnest Money in accordance with the terms and conditions of this Agreement and the parties shall execute such escrow instructions, certificates and other written confirmations as the Title Company may reasonably require in connection therewith.

ARTICLE 2

DUE DILIGENCE

2.1           Property Information. Within five (5) days after the Effective Date, Seller shall provide Purchaser with copies of all items identified on Purchaser’s preliminary due diligence checklist attached hereto as Exhibit “J”, to the extent the same are within Seller’s possession or control and pertain to the Property (collectively, the “Property Information”). Purchaser and its consultants, on behalf of Purchaser, may request additional information regarding the Property and Seller shall provide the supplemental items requested to Purchaser or its consultant within five (5) days after written request to the extent such items are in Seller’s possession or control and pertain to the Property. Seller shall provide the Property Information to Purchaser solely by uploading such information to the http://app.box.com data room maintained by the Broker (as hereinafter defined). Upon Seller’s receipt or production of any Property Information after the initial delivery date specified above, Seller shall promptly furnish such Property Information to Purchaser and shall continue to provide the same during the pendency of this Agreement. All of the Property Information is provided simply as an accommodation to Purchaser, and Seller makes no representations as to its accuracy or completeness. Purchaser understands that some of the foregoing documents were provided by others to Seller and were not prepared by or verified by Seller. In no event shall Seller be obligated to deliver or make available to Purchaser any of Seller’s internal memoranda, attorney-client privileged materials or appraisals of the Property, if any.

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In the event the transaction contemplated hereby shall fail to close for any reason, Purchaser shall, at its expense, promptly deliver to Seller (a) all existing originals and copies of the Property Information supplied to Purchaser by Seller or its agents and (b) true and complete copies of any written information concerning the Property prepared by third parties on behalf of Purchaser in connection with its investigations hereunder (including any reports, audits and appraisals). Seller shall not hold Purchaser responsible for the accuracy of any information prepared by third parties which is delivered to Seller in connection with this Section 2.1. The terms of this Section 2.1 shall survive the termination of this Agreement.

2.2           Due Diligence Period. The term “Due Diligence Period” shall mean the period ending at 5:00 p.m., Central time on the date that is forty (40) days following the Effective Date. On or before the date that is three (3) business days after the expiration of the Due Diligence Period, Purchaser shall deposit with the Title Company the additional sum of Three Hundred Thousand and No/100 Dollars ($300,000.00) (it being intended that such additional Earnest Money be treated as “Earnest Money” for all purposes under this Agreement). Failure by Purchaser to deposit this additional Earnest Money within the aforementioned time period shall constitute an automatic default under this Agreement.

2.3           Right of Access and Investigation. Subject to the prior rights of the Tenant and the terms and conditions of the Lease, Purchaser shall have the right, at any time or times during the Due Diligence Period upon reasonable notice (but not less than 48 hours) to Seller, to investigate and inspect the Property to determine whether the Property is suitable for Purchaser’s intended use. Among the factors that may be considered by Purchaser are, without limitation, the zoning and other restrictions on the use of the Property, availability of utilities, access to and from the Property, environmental condition, soil and subsoil conditions, drainage, market studies, the economic feasibility of any future development of the Property and any or all other matters which Purchaser may deem relevant in its sole and absolute discretion. Subject to the prior rights of the Tenant and the terms and conditions of the Lease, Seller hereby grants to Purchaser, its agents and contractors, reasonable access to the Property for the purpose of conducting surveys, architectural, engineering, geotechnical, and environmental inspections and tests, feasibility studies, and any other inspections, studies or tests reasonably required by Purchaser in connection with Purchaser’s due diligence, including a Phase I Environmental Site Assessment. If the Purchaser desires to undertake any invasive testing at the Property, Purchaser shall submit a work plan outlining the scope of the work to be performed and obtain Seller’s prior written consent to conduct such invasive testing, such consent not to be unreasonably withheld by Seller. Purchaser shall permit Seller or its representative to be present to observe any testing or other inspection or due diligence review performed on or at the Property. If any inspection or test performed by Purchaser or its authorized agents and contractors disturbs the Property, Purchaser will restore the Property to the same condition as existed immediately prior to any such inspection or test. Notwithstanding anything to the contrary contained herein, Purchaser shall not contact any governmental authority or the Tenant without first obtaining the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion, and Seller, at Seller’s election, shall be entitled to have a representative participate in any telephone or other contact made by Purchaser to a governmental authority or Tenant and present at any meeting by Purchaser with a governmental authority or Tenant; provided, however, that Seller hereby consents to Purchaser’s conducting a standard introductory interview with the Tenant upon reasonable notice to Seller, to be accompanied by a Seller representative if required by Seller.

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Purchaser and Purchaser’s agents, consultants, representatives and contractors shall maintain at all times during their entry upon the Property, comprehensive general liability insurance with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit, bodily injury, death and property damage insurance per occurrence. Each policy of insurance shall name Seller as an additional insured party, with such coverage being primary whether or not the Seller holds other policies of insurance. If requested by Seller, Purchaser and Purchaser’s agents, consultants, representatives and contractors shall deliver a certificate issued by the insurance carrier of each such policy to Seller prior to entry upon the Property.

Purchaser agrees to keep the Property free and clear of any liens filed against the Property and to protect, indemnify, defend and hold Seller and its partners, agents, officers, contractors and employees harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees), damages, liens or injuries arising out of or resulting from the inspection of, or entry on, the Property by Purchaser or its agents or consultants. Such obligation to indemnify and hold harmless Seller shall survive any termination of this Agreement.

2.4           Termination. If Purchaser determines, in its sole judgment and discretion, that the Property is not suitable for Purchaser’s intended use or is otherwise unacceptable for any reason (or for no reason) in Purchaser’s sole judgment and discretion, Purchaser or its counsel shall give Seller written notice of termination on or before the end of the Due Diligence Period. If such termination notice from Purchaser is not timely given, this Agreement shall continue in full force and effect pursuant to the terms hereof and the Earnest Money shall be deemed nonrefundable to Purchaser except as otherwise specifically provided herein to the contrary. Notwithstanding anything in this Section 2.4 to the contrary, nothing herein shall be construed to be nor is it intended to be a waiver by Purchaser of any other rights of Purchaser to terminate this Agreement and receive a full refund of the Earnest Money pursuant to an express, unexpired right to do so under this Agreement.

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2.5           Tenant Estoppel Certificate; SNDA. Seller shall obtain and deliver to Purchaser (a) a tenant estoppel certificate from the Tenant in the form of Exhibit “G” attached hereto (subject to reasonable modifications requested by Purchaser’s lender or any requirement in the Lease that only requires the Tenant to deliver a tenant estoppel certificate in a form attached to the Lease, in which case Purchaser acknowledges that Seller’s only obligation is to deliver a tenant estoppel certificate with respect to the Tenant in such form attached to said Lease) dated no earlier than thirty (30) days prior to the Closing Date (the “Estoppel Certificate”) and (b) a Subordination, Nondisturbance and Attornment Agreement from the Tenant (“SNDA”) in the form of the Purchaser’s lender’s form, which is attached hereto as Exhibit “H” (subject to any reasonable modifications requested by the Tenant) or a particular form required by the Lease, in which case Purchaser acknowledges that Seller’s only obligation is to deliver a SNDA with respect to the Tenant in the form attached to the Tenant’s Lease. If the Estoppel Certificate is inconsistent with the representations and warranties made by Seller pursuant to Article 6 below in any material respect (or in any manner with respect to matters impacting any financial aspect of such Lease), or if it indicates that Seller is in default or has not performed some obligation under the Lease described therein, Seller shall use its good faith efforts, on or before the Closing Date, to resolve said inconsistency, to cure said default and/or to perform said obligation to Purchaser’s reasonable satisfaction. If Seller fails to so obtain and deliver the Estoppel Certificate and SNDA from the Tenant, or fails to resolve any such inconsistency, to cure any such default or to perform any such obligation to Purchaser’s reasonable satisfaction, on or before the Closing Date, Purchaser may, by written notice to Seller on or prior to the Closing Date, elect, as its sole and exclusive remedy therefor, either (i) to purchase the Property anyway, in accordance with the provisions hereof, without any reduction in or abatement of the Purchase Price, notwithstanding said failure, and without any continuing obligation upon Seller to obtain, resolve, cure or perform the same, or (ii) to terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be paid to Purchaser, and this Agreement shall be deemed to be null, void, terminated and of no further force or effect. If Purchaser fails to so elect either said option (i) or said option (ii) on or prior to the Closing Date, Purchaser shall be deemed to have elected said option (i).

2.6           Return of Earnest Money. If Purchaser timely notifies Seller of its decision to terminate this Agreement pursuant to the terms hereof, all of the Earnest Money, less $1000 as independent contract consideration (the “Independent Contract Consideration”) to be paid to the Seller, shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate except for all indemnity obligations of the parties hereto or other provisions of this Agreement that expressly survive the termination of this Agreement. Seller acknowledges that Purchaser may, but is not obligated to, expend time, money, and other resources in connection with the examination and investigation of the Property, and that, notwithstanding the fact that this Agreement may terminate, the payment of the Independent Contract Consideration, together with such time, money, and other resources that may be expended, constitute adequate consideration for Seller’s execution of and entry into this Agreement.

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2.7           As-Is Purchase. Purchaser acknowledges that Purchaser will have independently and personally inspected the Property and that Purchaser has entered into this Agreement based upon its ability to make such examination and inspection. THE PROPERTY IS BEING SOLD IN AN “AS IS” CONDITION AND “WITH ALL FAULTS” AS OF THE DATE OF THIS AGREEMENT AND AS OF THE CLOSING DATE. EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY DIRECTOR, OFFICER, PERSON, FIRM, AGENT OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO THE CONDITION OR REPAIR OF THE PROPERTY OR THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL THEREOF OR AS TO ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, REPAIR, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, (I) MATTERS OF TITLE (OTHER THAN THE SPECIAL WARRANTY OF TITLE SET FORTH IN THE DEED), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSURFACE CONDITIONS, (IV) DRAINAGE, (V) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VI) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (VII) USAGES OF ADJOINING PROPERTY, (VIII) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (IX) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, (X) THE EXISTENCE OR NON- EXISTENCE OF UNDERGROUND STORAGE TANKS, (XI) TAX CONSEQUENCES OR (XII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS AGREEMENT, OTHER THAN AS EXPRESSLY SET FORTH HEREIN, THE EXHIBITS ATTACHED HERETO, AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT HAS BEEN ENTERED INTO AFTER FULL INVESTIGATION, OR WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR INVESTIGATION, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY EMBODIED IN THIS AGREEMENT OR THE EXHIBITS ATTACHED HERETO, AND/OR ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO WHETHER THE PROPERTY CONTAINS ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME. FURTHER, TO THE EXTENT THAT SELLER HAS PROVIDED OR HEREAFTER MAY PROVIDE TO PURCHASER INFORMATION FROM ANY INSPECTION, ENGINEERING OR ENVIRONMENTAL REPORTS CONCERNING ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS, METHODOLOGY OF PREPARATION OR OTHERWISE CONCERNING THE CONTENTS OF SUCH REPORTS. PURCHASER ACKNOWLEDGES THAT SELLER HAS REQUESTED PURCHASER TO INSPECT FULLY THE PROPERTY AND INVESTIGATE ALL MATTERS RELEVANT THERETO AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE EXHIBITS ATTACHED HERETO AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING, TO RELY SOLELY UPON THE RESULTS OF PURCHASER’S OWN INSPECTIONS OR OTHER INFORMATION OBTAINED OR OTHERWISE AVAILABLE TO PURCHASER, RATHER THAN ANY INFORMATION THAT MAY HAVE BEEN PROVIDED BY SELLER TO PURCHASER. THE RISK THAT ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY NOT HAVE BEEN REVEALED OR DISCOVERED AND MAY NOT BE DISCOVERABLE BY SUCH INVESTIGATIONS SHALL BE UPON AND WITH PURCHASER. PURCHASER HEREBY WAIVES AND RELEASES SELLER AND ITS PARTNERS, AGENTS, REPRESENTATIVES, AFFILIATES, OFFICERS AND EMPLOYEES (TOGETHER WITH SELLER, THE “SELLER RELATED PARTIES”) FROM ANY PRESENT OR FUTURE CLAIMS ARISING FROM OR RELATING TO THE PRESENCE OR ALLEGED PRESENCE OF ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY (EXCEPT TO THE EXTENT ANY SUCH CLAIM ARISES FROM AFFIRMATIVE ACTIONS ACTUALLY TAKEN BY SELLER DURING THE PERIOD THAT IT OWNED THE PROPERTY) INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER OR ON ACCOUNT OF (I) ANY FEDERAL, STATE OR LOCAL STATUTE, LAW, RULE, REGULATION, ORDINANCE, CODE, GUIDE, WRITTEN POLICY, DIRECTIVE AND RULE OF COMMON LAW IN EFFECT APPLICABLE TO THE PROPERTY AND IN EACH CASE AS AMENDED, AND ANY JUDICIAL OR ADMINISTRATIVE ORDER, CONSENT DECREE OR JUDGMENT, RELATING TO (X) THE ENVIRONMENT OR NATURAL RESOURCES, (Y) ANY PETROLEUM OR PETROLEUM PRODUCTS, RADIOACTIVE MATERIALS, ASBESTOS IN ANY FORM, POLYCHLORINATED BIPHENYLS, AND, TO THE EXTENT ONLY IT EXISTS AT LEVELS CONSIDERED HAZARDOUS TO HUMAN HEALTH, RADON GAS OR (Z) ANY CHEMICALS, MATERIALS OR SUBSTANCES DEFINED AS OR INCLUDED IN THE DEFINITION OF “HAZARDOUS SUBSTANCES”, HAZARDOUS WASTE”, “HAZARDOUS MATERIALS”, “EXTREMELY HAZARDOUS SUBSTANCES”, “TOXIC SUBSTANCES”, “TOXIC POLLUTANTS”, “CONTAMINANTS” OR “POLLUTANTS” UNDER ANY APPLICABLE ENVIRONMENTAL LAWS INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ.; SOLID WASTE DISPOSAL ACT, 42 U.S.C. § 6901 ET SEQ.; THE FEDERAL WATER POLLUTION CONTROL ACT, 33 U.S.C. § 1251 ET SEQ.; THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 7401 ET SEQ.; THE CLEAN AIR ACT, 42 U.S.C. § 7401 ET SEQ.; THE SAFE DRINKING WATER ACT, 42 U.S.C. § 3803 ET SEQ.; THE OIL POLLUTION ACT OF 1990, 33 U.S.C. § 2701 ET SEQ.; FEDERAL INSECTICIDE, FUNGICIDE, AND RODENTICIDE ACT, 7 U.S.C. § 136 ET SEQ., AND THE REGULATIONS PROMULGATED PURSUANT THERETO AND ANY STATE AND LOCAL COUNTERPARTS OR SUBSTANTIAL EQUIVALENTS THEREOF, (II) THIS AGREEMENT OR (III) THE COMMON LAW. FURTHERMORE, PURCHASER HEREBY RELEASES THE SELLER RELATED PARTIES FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES WHICH PURCHASER OR ANY PARTY RELATED TO OR AFFILIATED WITH PURCHASER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO THE PROPERTY OR THE PHYSICAL CONDITION OF THE PROPERTY, ANY CONSTRUCTION DEFECTS AND ANY ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY AND PURCHASER WILL NOT LOOK TO ANY OF THE SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE OR WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE TO SELLER. THIS RELEASE WILL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE (AS HEREINAFTER DEFINED) REFLECTS THE “AS-IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. THE TERMS AND PROVISIONS OF THIS SECTION 2.7 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

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2.8           No Assumed Liabilities. Except for the Lease, Purchaser shall not assume any contracts, equipment leases or leases, and Seller shall remain fully liable for all obligations thereon.

ARTICLE 3

TITLE AND SURVEY

3.1           Delivery of Title Commitment and Survey. Seller, at its sole cost and expense,

shall obtain and deliver to Purchaser within ten (10) days after the Effective Date, a current, effective commitment for title insurance (the “Title Commitment”) issued by the Title Company, in the amount of the Purchase Price, naming Purchaser as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment. Within five (5) days following the Effective Date, Seller shall provide Purchaser with a copy of the on-the-ground survey of the Property dated December 19, 2012 and prepared by Baker-Aicklen & Associates, Inc. (Project No. 2201-3-001-20). Purchaser, at its sole cost and expense, shall obtain either a new survey of the Property or an update to the existing survey provided by Seller (the “New Survey”). If Purchaser elects to obtain a New Survey it must do so on or before the tenth (10th) business day following the Effective Date (the “New Survey Deadline”). Should Purchaser fail to obtain the New Survey by the New Survey Deadline Purchaser shall be deemed to have received the New Survey on such New Survey Deadline.

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3.2           Title Review and Cure. Purchaser shall notify Seller in writing (the “Title Notice”) within ten (10) business days after the date that Purchaser has received (or is deemed to have received in the case of a New Survey) both the Title Commitment (including all documents referred to in the Title Commitment) and the New Survey, of its disapproval of any title or survey matter (the “Title Review Period”). If Purchaser fails to deliver a Title Notice to Seller prior to the expiration of the Title Review Period, Purchaser shall be deemed to have approved the condition of title (including survey matters) to the Property as then reflected in the Title Commitment and on the New Survey, excluding all Monetary Liens (hereinafter defined). Seller shall notify Purchaser in writing within five (5) business days after its receipt of the Title Notice, indicating which objections to title (and Survey) Seller will cure (the “Cure Notice”). If Seller fails to timely deliver the Cure Notice to Purchaser, Seller shall be deemed to have elected not to cure any of the objections specified in the Title Notice at or prior to Closing. Seller shall have no obligation to cure title objections except liens of an ascertainable amount created by, under or through Seller and any mechanics’ and materialmen’s liens (or, at Seller’s election, bond around in accordance with applicable State law and Title Company requirements if the same is being validly contested in good faith) filed against the Property during the pendency of this Agreement, unless the same arise by, through or under Purchaser, its employees, agents or contractors (“Monetary Liens”). Purchaser shall have until five (5) business days after delivery of the Cure Notice or the date by which Seller has been deemed to have elected not to cure any of the title objections (other than Monetary Liens) to provide Seller with written notice indicating that either

(A)         Purchaser waives the objections that Seller has not agreed to cure (whereby such exceptions shall be deemed Permitted Exceptions); or (B) Purchaser elects to terminate this Agreement in which event Purchaser shall receive a prompt refund of the Earnest Money and neither party hereto shall have any further obligations hereunder except for any indemnity provisions or other provisions of this Agreement that specifically survive the termination of this Agreement. If Seller does not receive such a notice from Purchaser then Purchaser shall be deemed to have elected option (A) above. Seller agrees to remove any exceptions or encumbrances to title that are created by, under or through Seller after the date of this Agreement and that are not permitted by the terms of this Agreement. As used in this Agreement, the term “Permitted Exceptions” shall mean:

(a)          those matters that either are not objected to in writing within the time period provided in this Section 3.2, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, excluding all Monetary Liens, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

(b)          the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing, subject to adjustment as herein provided;

(c)          local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

(d)          the standard pre-printed exceptions to title customarily excepted by title companies in similar transactions, excluding such title exceptions as the Title Company agrees to remove upon receipt of Seller’s executed Seller’s Affidavit (as hereinafter defined); and

(e)          the Tenant’s rights under the Lease.

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3.3           Delivery of Title Policy at Closing. At the Closing, Purchaser shall have the right to obtain a TLTA form (or other form required by applicable State law) Owner Policy of Title Insurance (“Title Policy”) issued by the Title Company, dated the date and time of the recording of the Deed (as hereinafter defined) in the amount of the Purchase Price, insuring Purchaser as owner of good and indefeasible fee simple title to the Property, free and clear of all liens, claims, easements and encumbrances whatsoever, subject only to the Permitted Exceptions. Seller shall execute, at Closing, an affidavit reasonably satisfactory to Purchaser and to the Title Company in order for the Title Company to delete its standard printed exception as to parties in possession, unrecorded liens, and similar matters (the “Seller’s Affidavit”). The Title Policy must contain any endorsements that the Title Company has agreed to issue before the Closing Date if the requirements for issuance are satisfied. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Date.

3.4           Title and Survey Costs. The cost of the existing survey has been previously paid by Seller, and Purchaser shall pay any cost associated with the New Survey. The basic premium for the Title Policy shall be paid by Seller. Any amended or additional title insurance coverage related to the Title Policy, including, without limitation, any premium for extended coverage (such as the cost for the survey deletion) and the cost for any endorsements to the Title Policy requested by Purchaser or its lender, shall be paid by Purchaser.

ARTICLE 4

CONDITIONS TO CLOSING

Purchaser shall not be obligated to close this transaction until all of the following requirements and conditions have been performed, which constitute material conditions to Purchaser’s performance hereunder, the failure of any of which shall entitle Purchaser to exercise the rights set forth in Section 4.3:

4.1           No Breach. All of the representations and warranties contained in Section 6.1 hereof shall be true and correct in all material respects on the Closing Date, and Seller shall have performed and complied with each of its covenants pursuant to this Agreement or any Seller Documents (as hereinafter defined) in all material respects through the Closing.

4.2           Title Insurance. The Title Policy shall be as required by Section 3.3 above.

4.3           Failure to Satisfy Conditions. If any of the conditions in this Article 4 are not satisfied by the date stated therein, then Purchaser may, as its sole and exclusive remedy, (i) terminate this Agreement by written notice to Seller and receive a refund of all of the Earnest Money from the Title Company in the manner provided in Section 2.6, in which event all further rights and obligations of the parties under this Agreement shall terminate; or (ii) waive such condition (and failure to give notice pursuant to clause (i) above shall constitute such waiver).

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ARTICLE 5

CLOSING

5.1           Closing.         The consummation of the transaction contemplated herein (the “Closing”) shall occur via escrow with the Title Company acting as closing and escrow agent, with personal attendance not being required, and shall take place on such date which is fifteen (15) days after expiration of the Due Diligence Period (the “Closing Date”). In connection with Seller structuring the disposition of the Property as a like-kind exchange pursuant to Section 10.18(a) hereof, Seller shall have a one-time right to extend the Closing Date for up to forty-five

(45) days by providing written notice to Purchaser and the Title Company at least ten (10) days before the original Closing Date is scheduled to occur.

5.2           Seller’s Deliveries in Escrow. At the Closing, Seller shall deliver to the Title Company the following documents (collectively, the “Seller Documents”):

(a)          Deed. A Special Warranty Deed in the form attached hereto as Exhibit “C” and incorporated herein by reference for all purposes (the “Deed”), executed and acknowledged by Seller, conveying to Purchaser good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions.

(b)          Bill of Sale. A bill of sale, fully executed and acknowledged by Seller, in the form attached hereto as Exhibit “D” and incorporated herein by reference for all purposes, conveying to Purchaser the Personal Property free and clear of all liens, claims and encumbrances.

(c)          General Assignment and Assumption Agreement. A general assignment and assumption agreement in the form attached hereto as Exhibit “E” and incorporated herein by reference for all purposes (the “General Assignment”), conveying to Purchaser, to the extent assignable, the General Intangibles, free and clear of all liens, claims and encumbrances.

(d)          Assignment and Assumption of Lease. An assignment and assumption of lease in the form attached hereto as Exhibit “F” and incorporated herein by reference for all purposes (the “Lease Assignment”), transferring all of Seller’s right, title and interest in and to the Lease to Purchaser.

(e)          Authority. Evidence of existence, organization, and authority of Seller and the authority of the person executing documents on behalf of Seller, reasonably satisfactory to the Title Company.

(f)          FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed with withholding provisions as provided by law.

(g)          Seller’s Affidavit. The Seller’s Affidavit or similar certification as may be required by the Title Company to issue the Title Policy.

(h)          Tenant Notice Letter. A form letter executed by Seller to advise the Tenant under the Lease in the form of Exhibit “I” hereto (the “Notice”) of the sale to Purchaser.

(i)          Bring-Down Certificate. A duly executed bring-down certificate reaffirming that the representations and warranties of Seller are true and correct in all material respects as of the Closing Date.

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(j)          State Law Disclosures. Such disclosures and reports required by applicable local law in connection with the conveyance of real property.

(k)          Additional Documents. Any additional documents that Purchaser or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

5.3           Purchaser’s Deliveries in Escrow. At the Closing, Purchaser shall deliver to the Title Company the following:

(a)          Purchase Price. The Purchase Price, plus or minus applicable prorations and less a credit for the full amount of the Earnest Money, deposited by Purchaser with the Title Company in immediate, same day federal funds (all or any part of which may be the proceeds of a loan) wired for credit into such account as the Title Company may designate.

(b)          General Assignment.         An executed counterpart of the General Assignment.

(c)          Lease Assignment. An executed counterpart of the Lease Assignment.

(d)          Notice. An executed counterpart of the Notice.

(e)          Authority. Evidence of existence, organization, and authority of Purchaser and the authority of the person executing documents on behalf of Purchaser, reasonably satisfactory to the Title Company.

(f)          State Law Disclosures. Such disclosures and reports required by applicable State and local law in connection with the conveyance of real property.

(g)          Additional Documents. Any additional documents that Seller or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

5.4           Closing Statements/Escrow Fees. At the Closing, Seller and Purchaser shall execute closing statements consistent with this Agreement in form required by the Title Company. Seller and Purchaser agree to pay closing costs as indicated in this Agreement. The Title Company’s escrow fee shall be paid one-half by Purchaser and one-half by Seller. Purchaser shall be responsible for any and all costs and expenses associated with (a) third party reports commissioned by Purchaser in connection with this Agreement, including, without limitation, pursuant to Section 2.3 hereof, and (b) any transfer, documentary or other taxes imposed by virtue of the sale of the Property. Except as otherwise provided for in this Agreement, Seller and Purchaser will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. Any other closing costs not specifically designated as the responsibility of either Purchaser or Seller in this Agreement shall be paid by Seller and Purchaser according to the usual and customary allocation of the same by the Title Company.

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5.5           Possession. At Closing, Seller shall deliver possession of the Property to Purchaser in the condition existing as of the date of this Agreement, subject only to the Permitted Exceptions.

5.6           Closing Adjustments and Prorations. Except as otherwise provided in this Section 5.6, all adjustments and prorations to the Purchase Price payable at Closing shall be computed as of the end of the day preceding the Closing Date. Seller shall be entitled to receive all revenues and shall be charged with all expenses relating to the ownership and operation of the Property through the day preceding the Closing Date. Prior to the Closing, Seller shall determine the amounts of the prorations in accordance with this Section 5.6 and shall notify Purchaser thereof. Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed. Thereafter and on or prior to the Closing, Seller and Purchaser shall inform the Title Company of such amounts and, in accordance therewith, the Title Company shall prorate such items between the parties (and the parties shall deposit funds therefor with the Title Company or shall instruct the Title Company to debit against sums held by the Title Company owing to such party) in accordance with this Section 5.6. ch adjustments and prorations shall include the following:

(a)          Rents. Rentals which are payable pursuant to the Lease shall be prorated on a per diem basis as and when collected. Unpaid and delinquent rent collected by Seller and Purchaser after the Closing Date shall be delivered as follows: (i) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the Closing Date and any period thereafter, and (ii) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the Closing Date. Seller and Purchaser agree that all rent received by Seller or Purchaser after the Closing Date shall be applied first to current rent and then to delinquent rent, if any, in the inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Seller may attempt to collect any delinquent rents owed Seller and may institute any lawsuit or collection procedures, but may not evict any Tenant or terminate such Tenant’s Lease or such Tenant’s right to possession thereunder; provided, however, that any such lawsuits or collection procedures may not be commenced until ninety (90) days after the Closing Date.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1           Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

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(a)          Organization and Authority. Seller has been duly organized and is validly existing as a Delaware limited liability company. Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement has been, and the documents to be executed by Seller pursuant to this Agreement, including, without limitation, the Seller Documents, will be, authorized and properly executed and does and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms. The execution, delivery and performance of this Agreement and the Seller Documents by Seller do not and will not conflict with or result in any breach of the provisions of, or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other governing organizational documents, as the case may be, of Seller.

(b)          Conflicts. There is no agreement to which Seller is a party or, to Seller’s knowledge, binding on Seller, which is in conflict with this Agreement or which would be breached by, or would materially impair, Seller’s performance of this Agreement.

(c)          Pending Actions. To Seller’s knowledge, there is no action, lawsuit or other proceeding pending or threatened against Seller, or the Property or which challenges or impairs Seller’s ability to execute, deliver or perform this Agreement or Purchaser’s ability to use the Property for its intended use.

(d)          Hazardous Materials. Except as set forth in the Property Information, Seller has no knowledge of (i) the presence of any Hazardous Materials (as hereinafter defined) in, on or under the Real Property or (ii) any noncompliance or violation of Environmental Laws (as hereinafter defined) related to the Real Property or (iii) any environmental lien, charge, assessment, or threatened inclusion of the Real Property into any Super Fund designated cleanup area, or inclusion of the Real Property into any designated environmental area by any governmental body, entity, or agency. The term “Environmental Laws” shall include, without limitation, those laws commonly known as the Clean Air Act, the Clean Water Act, and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”); the Marine Protection, Research, and Sanctuaries Act; the National Environmental Policy Act; the Noise Control Act; the Occupational Safety and Health Act; the Resource Conservation and Recovery Act (“RCRA”), as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community Right-to-Know Act; the Toxic Substance Control Act (“TSCA”); and the Atomic Energy Act; as each of the same may be amended, with implementing regulations and guidelines. Environmental Laws shall also include all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials. The term “Hazardous Materials” shall include, without limitation, any hazardous substance, pollutant, or contaminant regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos, polychlorinated biphenyls, and other substances regulated under TSCA; source material, special nuclear material, and by-product materials regulated under the Atomic Energy Act; and industrial process and pollution control wastes to the extent regulated under applicable Environmental Laws.

(e)          Condemnation. To Seller’s knowledge, no condemnation proceedings are pending or threatened with regard to the Property.

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(f)          Lease. Except for the Lease, there are no parties in possession of any part of the Property and there are no leases, licenses, subleases, rental, use or occupancy agreements affecting any part of the Property (excluding leases, licenses or other agreements relating to medical or other equipment used by the Tenant). Furthermore, (i) the Tenant under the Lease has not asserted in writing to Seller any claims, defenses or offsets to rent accruing from and after the Closing that remain unresolved, (ii) to Seller’s knowledge, no material default, delinquency or breach exists on the part of the Tenant under the Lease beyond any applicable cure period, (iii) all rents due under the Lease as of the Effective Date have been paid, (iv) no rentals or other amounts due under the Lease have been paid more than one (1) month in advance and (v) all security and other deposits of any type required under the Lease has been paid in full and are being held by Seller. Seller has no knowledge of any pending or threatened litigation by the Tenant under the Lease against the Seller with regard to the Lease. There are no leasing commissions due and payable with regard to the Lease. There are no material defaults or breaches on the part of the landlord under the Lease.

(g)          Violations. As of the Effective Date Seller has not received from any governmental authority verbal or written notice of any material violation of any laws, rules, regulations, codes, statutes or ordinances applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Information or otherwise disclosed in writing to Purchaser.

(h)          Licenses. Seller has not received written notice that the Tenant’s operation of business at the Property is in violation of any restriction or other rules, regulations, statutes, ordinances or requirements or any judgments, decrees, writs, injunctions or orders of any Governmental Authority (as defined below) in effect as of the date hereof, or as enacted or amended from time to time after the Effective Date (collectively, “Applicable Laws”) in connection with any permits, licenses, Government Program (as defined below) provider agreements, and other authorizations required by Governmental Authorities in connection with the ownership, maintenance, and operation of the Property (collectively, the “Licenses”). The term “Governmental Authority” and collectively, “Governmental Authorities” as used herein shall include any federal, state, municipal, foreign or other governmental or regulatory authority. The term “Government Program” as used herein shall include all third party payors, including Medicare, Medicaid, CHAMPUS, TRICARE and other federal, state or local governmental reimbursement programs, or successor programs to any of the foregoing.

(i)          No Defaults. To Seller’s knowledge, the execution, delivery and performance of this Agreement and any of the Seller Documents by Seller do not and will not violate any restriction to which Seller is subject or, with or without the giving of notice, the passage of time, or both, violate (or give rise to any right of termination, cancellation or acceleration under) any mortgage, deed of trust, license, lease, indenture or other material agreement or instrument, whether oral or written, to which Seller is a party, or by which it or any of the Property are bound, which will not be fully satisfied, assigned or terminated on or prior to Closing as a result of the transactions contemplated in this Agreement, or result in the termination of any such instrument or termination of any provisions in such instruments, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Property.

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(j)          Title to Property and Related Matters.

i          To Seller’s knowledge, except as may be set forth in the Property Information, the Title Commitment or New Survey, there are no violations of any covenants or restrictions encumbering the Property. Seller has no knowledge of any agreements, documents or instruments that are not recorded among the land records but that affect the title to the Property and are intended to run with the land.

ii          To Seller’s knowledge, there are no pending rezoning or other pending land use actions affecting the Property or any properties in the immediate vicinity of the Property. Seller has not received written notice of and has no knowledge of any threatened or contemplated rezoning or other land use actions affecting or which will affect the Property, including, without limitation, on properties in the immediate vicinity of the Property.

iii          At the Closing, Seller shall not be indebted to any contractor, laborer, mechanic, materialman, architect or engineer for work, labor or services performed or rendered, or for materials supplied or furnished, in connection with the Property for which any such person could lawfully claim a lien against the Property.

(k)          Contracts.         Seller does not have any outstanding contracts for capital expenditures or other improvements or repairs relating to the Improvements or the Property.

(l)          Unaffiliated. Seller is not controlling, controlled by, or under common control with Tenant or Guarantor.

(m)          Purchase Rights. Except as set forth in the Lease, to Seller’s knowledge, no party has a purchase option, right of first refusal or other right to purchase the Property.

When used herein, the phrase “to Seller’s knowledge” or derivations thereof shall mean the current actual knowledge of Norman Livingston, acting in his capacities as President, Secretary and Treasurer of Seller (the “Seller Representative”). Purchaser acknowledges that the Seller Representative is named solely for the purpose of defining and limiting the scope of Seller’s knowledge, and no Seller Representative shall have any personal liability under this Agreement.

Notwithstanding the foregoing provisions of this Section 6.1, in the event that (a) any of Seller’s representations is made “to the knowledge of Seller” and (b) subsequent to the Effective Date information (collectively, the “New Information”) is discovered and presented to Seller, which New Information, if in the possession of Seller on the date hereof, would have rendered such Seller’s representation false in a material respect (i.e., if Seller had actual knowledge of the New Information on the Effective Date then such Seller’s representation, as made by Seller, would have been false in a material respect) then, provided that Seller discloses such New Information to Purchaser prior to the Closing Date: (i) such Seller’s representation shall be deemed to have been remade as of the date such disclosure is made to take such New Information into account, and (ii) such remaking of such Seller’s representation shall not be deemed a breach of such Seller’s representation by Seller; provided, however, that such remaking of such Seller’s representation shall give the Purchaser the right to terminate this Agreement, so long as written notice of the same is delivered within three (3) days after Purchaser’s receipt of the New Information and, in such event, Purchaser shall be entitled to a refund of the Earnest Money as its sole and exclusive remedy.

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The representations and warranties set forth in Section 6.1 are made as of the Effective Date and, except where expressly limited to the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of one (1) year (the “Survival Period”). Purchaser shall have the right to bring an action against Seller on the breach of a representation or warranty hereunder, but only on the following conditions: (i) Purchaser first learns of the breach after Closing and delivers written notice containing a description of the specific nature of such breach to the breaching party within the Survival Period and commences such action for breach within two (2) years of Closing, and (ii) Purchaser shall not have the right to bring a cause of action for a breach of a representation or warranty unless the damage to Purchaser on account of such breach (individually or when combined with damages from other breaches) equals or exceeds

$50,000.00. Seller shall not have any liability after Closing for the breach of a representation or warranty hereunder of which the Purchaser had knowledge as of Closing. The provisions of this Section 6.1 shall survive the Closing. Seller’s aggregate liability to Purchaser for breaches of the representations and warranties set forth in this Section 6.1 shall not exceed the amount of One Million Dollars ($1,000,000.00) (the “Cap”), it being agreed that in no event shall Seller’s aggregate liability for such breaches exceed the amount of the Cap.

6.2           Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a)          Organization and Authority. Purchaser has been duly organized and is validly existing as a Maryland corporation and has full power and authority to own property and to carry on its business as it is now being conducted. The persons signing this Agreement on behalf of Purchaser are authorized to do so. This Agreement has been authorized and properly executed and does and will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

(b)          Conflicts. There is no agreement to which Purchaser is a party or, to Purchaser’s actual knowledge, binding on Purchaser which is in conflict with this Agreement or which would be breached by, or would materially impair, Purchaser’s performance of this Agreement.

(c)          Pending Actions. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser or the Property or which challenges or impairs Purchaser’s ability to execute, deliver or perform this Agreement.

(d)          Commissions. Purchaser has not dealt with any real estate brokers, salespersons or finders in connection with this transaction that would give rise to any liability or obligation to any party hereunder except as set forth in Section 10.2.

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The representations and warranties set forth in Section 6.2 are made as of the Effective Date and, except where expressly limited to the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing until the expiration of the Survival Period. Seller shall have the right to bring an action against Purchaser on the breach of a representation or warranty hereunder, but only on the following conditions: (i) Seller first learns of the breach after Closing and delivers written notice containing a description of the specific nature of such breach to the breaching party within the Survival Period and commences such action for breach within two (2) years of Closing, and (ii) Seller shall not have the right to bring a cause of action for a breach of a representation or warranty unless the damage to Seller on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $50,000.00. Purchaser shall not have any liability after Closing for the breach of a representation or warranty hereunder of which the Seller had knowledge as of Closing. The provisions of this Section 6.2 shall survive the Closing.

ARTICLE 7

CONDEMNATION

7.1           Condemnation. In the event of any threatened, contemplated, commenced or consummated proceedings in eminent domain prior to the Closing (notice of which shall be given to Purchaser by Seller immediately) respecting any material portion of the Property, Purchaser may, at its option, by notice to Seller given within ten (10) days after Purchaser is notified of such actual or possible proceedings (but before the Closing): (i) unilaterally terminate this Agreement and all of the Earnest Money shall be immediately returned to Purchaser and all further rights and obligations of the parties under this Agreement shall terminate except as otherwise provided herein; or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign or cause the owner of the Property to assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the right during the pendency of this Agreement to assist in the negotiations and otherwise deal with the condemning authority in respect of such matter.

7.2           Casualty Loss. If, prior to the Closing Date, all or part of the Property is damaged by fire or by any other cause whatsoever, Seller shall promptly give Purchaser written notice of such damage, and the Closing Date shall be extended, if necessary, to provide sufficient time for Seller to determine the cost of repairing said damage. If the cost of repairing such damage is not in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) (as determined by Seller’s independent insurer), then (a) Purchaser shall receive at the Closing, to the extent such sums have not been expended on repair work, the amount of the deductible plus an assignment of all insurance proceeds payable as a result of such loss, (b) this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and (c) Seller shall have no obligation to repair such damage. If the cost of repairing damage from such casualty is greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) (as determined by Seller’s independent insurer), then Purchaser shall have the right, for a period of ten (10) days from the date of notice of the amount of damage caused by the casualty to terminate this Agreement by giving written notice of termination to Seller within such period, and, if necessary, the Closing Date will be extended to allow Purchaser such ten (10) day period. Upon such termination, the Earnest Money (less the Independent Contract Consideration) shall be returned to Purchaser and the parties hereto shall be released of any further liability hereunder except as otherwise provided herein. If Purchaser fails to notify Seller within such period of Purchaser’s exercise of its right to terminate this Agreement, then Purchaser shall proceed to Closing and, to the extent such sums have not been expended on repair work, all insurance proceeds received by Seller as a result of such casualty loss plus the amount of the deductible shall be paid to Purchaser at the Closing. If such proceeds have not yet been received by Seller, then Seller’s rights to such proceeds shall be assigned to Purchaser at the Closing upon payment of the full Purchase Price to Seller by Purchaser less the amount of Seller’s deductible and Seller shall have no obligation to repair such damage.

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ARTICLE 8

REMEDIES

8.1           Earnest Money as Liquidated Damages. If all of the conditions to Purchaser’s obligation to purchase the Property have been satisfied or waived or deemed waived by Purchaser and if Purchaser should fail to consummate this transaction for any reason other than Seller’s default, or the exercise by Purchaser of an express right of termination granted herein, or if Purchaser otherwise defaults in any of its obligations hereunder prior to the Closing, Seller’s sole and exclusive remedy in such event shall be to terminate this Agreement and to retain the Earnest Money as liquidated damages, Seller waiving all other rights or remedies in the event of such default by Purchaser. The parties acknowledge that Seller’s actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties’ best estimate of such damages.

8.2           Purchaser’s Damages. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller’s default hereunder and such default continues for more than ten (10) days after written notice from Purchaser, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of all of the Earnest Money, which return shall operate to terminate this Agreement and release Purchaser and Seller from any and all liability hereunder, and be reimbursed from Seller concurrently with such termination the actual documented out-of-pocket expenses incurred by Purchaser and paid (i) to Purchaser’s outside attorneys in connection with the negotiation of this Agreement, (ii) to unrelated and unaffiliated third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to this Agreement, and (iii) to Purchaser’s lender in connection with the financing of this transaction, all such items in (i), (ii) and (iii) above shall not exceed the maximum amount of $300,000.00, or (b) to enforce specific performance of Seller’s obligation to convey the Property to Purchaser in accordance with the terms of this Agreement. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Except as set forth in this Section 8.2, Purchaser shall be deemed to have elected to terminate this Agreement and receive back all of the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before two (2) years following the date upon which Closing was to have occurred.

8.3           Indemnity. Notwithstanding Sections 8.1 and 8.2 hereof, in no event shall the provisions of Sections 8.1 and 8.2 limit the damages recoverable by either party against the other party due to the other party’s obligation to indemnify such party in accordance with this Agreement.

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ARTICLE 9

SELLER’S COVENANT

9.1           No Conveyance. Except as Purchaser may otherwise consent in writing, until the Closing Date, unless this Agreement is sooner terminated, Seller shall not grant to any third party any interest in the Property or any part thereof or further voluntarily sell or encumber the Property or any part thereof.

9.2           No Solicitation. After the Effective Date and before the Closing Date, Seller shall not directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition of all or any portion of the Property, or any assets of or equity interest in Seller or any business combination involving Seller, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

ARTICLE 10

MISCELLANEOUS

10.1         Commissions. If and only if, this transaction is closed, Seller shall pay to Jones Lang LaSalle (the “Broker”) a sales commission pursuant to a separate commission agreement between Seller and Broker. Purchaser shall not be liable or responsible for any brokerage fees or commissions to Broker. If this transaction fails to close for any reason, including the default of either party, no commission shall be deemed to have been earned by or payable to Broker. Each of the parties represents to each other that it has not retained or used the services of a broker or agent in connection with this transaction other than Broker. Each party agrees to indemnify and hold the other harmless from any claims of any other brokers or agents for fees or commissions arising out of this transaction attributable to a breach by such party of its representation in the immediately preceding sentence.

10.2         Parties Bound. This Agreement may not be assigned by Purchaser directly or indirectly (including changes in control of Purchaser) to any party without the prior written consent of Seller; provided that Purchaser may assign its rights under this Agreement to an affiliate of Purchaser without obtaining Seller’s consent so long as Purchaser gives Seller and the Title Company written notice of any such assignment at least five (5) days prior to the Closing Date. For the purpose of this Section 10.2, an “affiliate of Purchaser” shall mean any entity controlling, controlled by, or under common control with Purchaser. Subject to the foregoing, this Agreement and all provisions hereof, including, without limitations, all representations and warranties made hereunder, shall extend to, be obligatory upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, assigns, and beneficiaries of the parties hereto. No assignment by either party shall relieve such party of any obligation under this Agreement whether arising before or after such assignment.

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10.3         Headings. The article and paragraph headings of this Agreement are for convenience only and do not limit or enlarge the scope or meaning of the language hereof.

10.4         Provisions Survive. The provisions of this Agreement that contemplate performance after Closing shall survive the Closing and shall not be merged into the instruments of Closing.

10.5         Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall be deemed not to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision.

10.6         Governing Law/Jurisdiction/Venue/Jury Waiver. This Agreement shall be construed and the rights and obligations of Seller and Purchaser hereunder determined in accordance with the internal laws of the State of Texas without regard to the principles of choice of law or conflicts of law. In recognition of the benefits of having any disputes with respect to this Agreement resolved by an experienced and expert person, Seller and Purchaser hereby agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party on or with respect to this Agreement or which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or the Property, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE PARTIES HERETO, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF TEXAS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN HARRIS COUNTY, TEXAS, (C) SUBMIT TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREE THAT NONE OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

10.7         No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

10.8         Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

20

10.9         Execution in Counterparts. For the convenience of the parties any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile or .PDF transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile or .PDF signatures shall be deemed original signatures for purposes of enforcement and construction of this Agreement.

10.10       Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser at the Closing, Seller agrees to perform, execute and/or deliver or cause to be delivered, executed and/or delivered, but without any obligation to incur any additional liability or expense, after the Closing any and all further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby and/or to further perfect and deliver to Purchaser the conveyance, transfer and assignment of the Property and all rights related thereto. This Section shall survive Closing.

10.11       Time. Time is of the essence in the performance of each and every term, condition and covenant contained in this Agreement.

10.12       Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party losing in any final judgment agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.

10.13       Use of Pronouns. The use of the neuter singular pronoun to refer to Seller and Purchaser shall be deemed a proper reference, even though Seller or Purchaser may be an individual, partnership or a group of two or more individuals. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one seller or purchaser and to either partnerships or individuals (male or female) shall in all instances be assumed as though in each case fully expressed.

10.14       Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Purchaser:	Global Medical REIT Inc.
4800 Montgomery Lane, Suite 450
Bethesda, Maryland 20814
Fax: 202 380 0891
Email: AlfonzoL@GlobalMedicalREIT.com

21

With a copy to:	Bradley Arant Boult Cummings LLP 1600 Division Street, Suite 700 Nashville, TN 37203 Attn: Ann Peldo Cargile Fax: 615-252-2373 Email: acargile@bradley.com

If to Seller:	Norvin Healthcare Properties 805 Third Avenue, 18th Floor New York, New York 10022 Attn: Norman K. Livingston Telephone: (212) 542-4121 Telefax: (212) 838-7191 e-Mail: norm@norvin.com

With a copy to:	Darren Inoff, Esq. King & Spalding LLP 1100 Louisiana Street Suite 4000 Houston, Texas 77002 Telephone: (713) 751-3256 Telefax: (713) 751-3290 e-Mail: dinoff@kslaw.com

Any such notices shall be either (i) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered on or upon the earlier of (a) the day said notice is actually received, or (b) the third business day after deposit, postage prepaid in the U.S. Mail, (ii) sent by overnight delivery using a nationally recognized overnight courier, in which case it shall be deemed delivered on the day after deposit with such courier, (iii) sent by telefax, in which case notice shall be deemed delivered upon confirmed transmission of such notice, (iv) sent by personal delivery, or (v) by email, in which case notice shall be deemed delivered upon receipt of same. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

10.15       Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.16       Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designed period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday (such day which is neither Saturday, Sunday or legal holiday, a “business day”), in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday, in the state in which the Property is located.

22

10.17       No Waiver. Except as otherwise expressly provided herein, no waiver by Purchaser of any of its rights under this Agreement shall be valid unless in writing signed by Purchaser.

10.18       Section 1031 Exchange.

(a)          Seller may structure the disposition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Seller’s sole cost and expense. Purchaser shall reasonably cooperate therein, provided that Purchaser shall incur no material costs, expenses or liabilities in connection with Seller’s exchange. Seller shall indemnify, defend and hold Purchaser harmless therefrom and Purchaser shall not be required to take title to or contract for purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser.

(b)          Purchaser may structure the disposition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Purchaser’s sole cost and expense. Seller shall reasonably cooperate therein, provided that Seller shall incur no material costs, expenses or liabilities in connection with Purchaser’s exchange. Purchaser shall indemnify, defend and hold Seller harmless therefrom and Seller shall not be required to take title to or contract for purchase of any other property. If Purchaser uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Purchaser hereunder shall not relieve, release or absolve Purchaser of its obligations to Seller.

10.19       Confidentiality.

(a)          Prior to Closing, Purchaser and Seller shall each maintain as confidential any and all material obtained about the other or, in the case of Purchaser, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party. Except as may be required by law, Purchaser will not divulge any such information to other persons or entities, including, without limitation, appraisers, real estate brokers, or competitors of Seller. Notwithstanding the foregoing, Purchaser shall have the right to disclose information with respect to the Property to its officers, directors, employees, attorneys, accountants, environmental auditors, appraisers, engineers, potential lenders, and permitted assignees under this Agreement and other consultants to the extent necessary for Purchaser to evaluate its acquisition of the Property provided that all such persons are told that such information is confidential and agree to keep such information confidential. The foregoing restrictions shall not apply to; (i) information that was in Purchaser’s possession prior to disclosure by Seller; or (ii) information that is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority or disclosed pursuant to applicable law, order, subpoena or demand of any governmental authority (including any disclosure deemed necessary or advisable by Purchaser’s parent company pursuant to applicable securities laws or otherwise on account of such parent being a publicly traded entity) or as is necessary to be disclosed to lessors, lenders, governmental authorities, Purchaser and Purchaser’s employees and third parties in order to consummate this transaction).

23

(b)          After Closing, Seller and Purchaser each shall maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to the Property and except in connection with any action or suit under this Agreement, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Seller or Purchaser and such other persons whose assistance is required in carrying out the terms of this Agreement. Seller and Purchaser shall not at any time announce the sale, issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior approval of Seller and Purchaser.

10.20       Publicity. No party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed; provided, however, that any party may make the following public disclosure (without the consent of the other party): if prior to Closing, such disclosure it believes in good faith is required by applicable law or stock market rule.

[END OF TEXT]

24

SIGNATURE PAGE TO
PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
NORVIN AUSTIN REHAB LLC
AND
GLOBAL MEDICAL REIT INC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

“Seller”

NORVIN AUSTIN REHAB LLC,
a Delaware limited liability company

By:	/s/ Norman Livingston
Name:	Norman Livingston
Title:	Manager

“Purchaser”

GLOBAL MEDICAL REIT INC.,
a Maryland corporation

By:	/s/ David Young
Name:	David Young
Title:	Chief Executive Officer

TITLE COMPANY’S AGREEMENT AND RECEIPT:

On this 5th day of July, 2017 (the “Effective Date”), Commonwealth Land Title Insurance Company, as the Title Company named in the foregoing Agreement, hereby acknowledges receipt of (i) counterparts of this Agreement executed by Seller and Purchaser and

(ii) the sum of $300,000.00 in cash or immediately available federal funds as the Earnest Money deposit required under Section 1.3 of this Agreement and hereby agrees to act as Title Company in strict accordance with the terms of this Agreement.

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:	/s/ L.I. Pangilinan
Name:	L. Irene Pangilinan
As Agent for the Title Company

A - 1

EXHIBIT A

PROPERTY

Lots 1 and 2, Block A, Triangle Tract 2 Subdivision, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Document No. 201100056, Official Public Records, Travis County, Texas.

A - 1

EXHIBIT B

PERSONAL PROPERTY

None

B - 1

EXHIBIT C

FORM OF SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS	§

That NORVIN AUSTIN REHAB LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of $10 and other good and valuable consideration to it in hand paid by [______________________], a Delaware limited liability company (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL and CONVEY unto the Grantee, whose address is c/o Global Medical REIT Inc., 4800 Montgomery Lane, Suite 450, Bethesda, MD 20814, the property described on Exhibit A attached hereto (the “Land”) together with (i) any and all appurtenances belonging or appertaining thereto; (ii) any and all improvements located thereon; (iii) any and all appurtenant easements or rights of way affecting said real property and any of Grantor’s rights to use same; (iv) any and all rights of ingress and egress to and from said real property and any of Grantor’s rights to use same; (v) all minerals, oil, gas, and other hydrocarbon substances thereon, (vi) all air, riparian, development, utility, and solar rights related thereto, (vii) any and all rights to the present or future use of wastewater, wastewater capacity, drainage, water or other utility facilities to the extent same pertain to or benefit said real property or the improvements located thereon, including without limitation, all reservations of or commitments or letters covering any such use in the future, whether now owned or hereafter acquired; and (viii) all right, title and interest of Grantor, if any, in and to (a) any and all roads, streets, alleys and ways (open or proposed) affecting, crossing, fronting or bounding said real property, including any awards made or to be made relating thereto including, without limitation, (b) any unpaid awards or damages payable by reason of damages thereto or by reason of a widening of or changing of the grade with respect to preceding items (a), (c) any and all strips, gores or pieces of property abutting, bounding or which are adjacent or contiguous to said real property (whether owned or claimed by deed, limitations or otherwise), (d) any and all air rights relating to said real property and (e) any and all reversionary interests in and to said real property (said real property together with any and all of the related improvements, appurtenances, rights and interests referenced in items (i) through (viii) above are herein collectively referred to as the “Property”). Notwithstanding anything contained herein to the contrary, however, with respect to the rights and interests described in (iv), (v), (vii) and (viii) directly above, Grantor is hereby only granting, selling and conveying any of Grantor’s right, title and interest in and to same without warranty (whether statutory, express or implied).

C - 1

TO HAVE AND TO HOLD the Property together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns, forever, subject to the restrictions set forth hereinafter and the other matters described on Exhibit B attached hereto (collectively, the “Permitted Exceptions”); and Grantor does hereby bind itself and its successors, to warrant and forever defend all and singular the Land, subject to Permitted Exceptions unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise (the “Warranty of Title”).

This conveyance is made on an “As Is”, “Where Is” and “With All Faults” basis. The Property is sold in its present condition, AS IS and no warranties, express or implied, are made or inferred by virtue of this conveyance, except for the Warranty of Title and those representations and warranties with respect to the Property made by Grantor to Grantee in that certain Purchase and Sale Agreement dated June , 2017.

All ad valorem taxes and assessments for the Property for the year in which this Deed is executed have been prorated by the parties hereto and Grantee hereby expressly assumes liability for the payment thereof. If such proration was based upon an estimate of such taxes and assessments for such year, then upon demand the parties hereto shall promptly and equitably adjust all such taxes and assessments as soon as actual figures for the Property for such year are available.

[END OF TEXT]

C - 2

EXECUTED on the date of the acknowledgment set forth below to be effective for all purposes as of the______ day of__________ , 2017.

NORVIN AUSTIN REHAB LLC,
a Delaware limited liability company

By:
Name:
Title:

THE STATE OF _________________________	§
§
COUNTY OF ___________________________	§

This instrument was acknowledged before me on the______ day of____________ , 2017, by _______________________,_______________________of Norvin Austin Rehab LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public in and for the State of____________________

My Commission Expires:_____________________________

C - 3

EXHIBIT A TO FORM OF SPECIAL WARRANTY DEED

LEGAL DESCRIPTION OF THE LAND

C - 4

EXHIBIT B TO FORM OF SPECIAL WARRANTY DEED

PERMITTED EXCEPTIONS

C - 5

EXHIBIT D

FORM OF BILL OF SALE

BILL OF SALE

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS	§

THAT NORVIN AUSTIN REHAB LLC, a Delaware limited liability company (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by______________, a ____________ (“Purchaser”), the receipt of which is hereby acknowledged, has Sold, Delivered and Assigned, and by these presents does Sell, Deliver and Assign, unto Purchaser all of its right, title and interest in and to the following described property, to-wit:

All tangible personal property owned by Seller and located on, used in connection with the management, operation, or repair of the Real Property (as defined in the Agreement) or attached to the Real Property (“Personal Property”), which personal property specifically excludes the personal property listed on Exhibit A attached hereto and made a part hereof for all purposes.

TO HAVE AND TO HOLD the Personal Property unto Purchaser and Purchaser’s successors and assigns forever.

PURCHASER ACKNOWLEDGES AND AGREES THAT THE PERSONAL PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE PERSONAL PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, except for a Warranty of Title and those representations and warranties made by Seller to Purchaser in that certain Purchase and Sale Agreement dated June , 2017 (the “Agreement”).

Notwithstanding the foregoing to the contrary, Seller warrants that as of the execution date of this Bill of Sale, it is the owner of the Personal Property, that the Personal Property is free from all liens and encumbrances, and that Seller has the right to transfer title and deliver possession of the Personal Property to the Purchaser.

[SIGNATURE PAGE FOLLOWS]

D - 1

EXECUTED this______ day of________ , 2017.

SELLER:

NORVIN AUSTIN REHAB LLC,
a Delaware limited liability company

By:
Name:
Title:

D - 2

EXHIBIT A TO FORM OF BILL OF SALE

LEGAL DESCRIPTION

D - 3

EXHIBIT B TO FORM OF BILL OF SALE

EXCLUDED PERSONAL PROPERTY

D - 4

EXHIBIT E

FORM OF GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), made effective as of the ______ day of______________ , 2017, by and between NORVIN AUSTIN REHAB LLC, a Delaware limited liability company (“Assignor”), and __________________, a_____________(“Assignee”).

RECITALS:

Assignor has this day conveyed the real property (and improvements thereon) described on Exhibit A attached hereto and made a part hereof (such real property and improvements being hereinafter called the “Premises”) to Assignee. Assignor desires to convey all of its right, title and interest in and to the incidental rights and appurtenances relating to the Premises as more fully described below.

AGREEMENTS:

For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET-OVER and DELIVER unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the following (collectively, the “Assigned Property”): All permits, licenses, certificates of occupancy, warranties, telephone exchange numbers, architectural or engineering plans and specifications and governmental approvals which relate to the Premises, the improvements or the personal property located thereon or related thereto.

TO HAVE AND TO HOLD the above rights and interests unto Assignee, its successors and assigns, forever and Assignor does hereby bind itself and its successors and assigns, to warrant and forever defend, all and singular the rights of Assignor under the above described interests unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof by, through or under Assignor, but not otherwise.

ASSIGNEE ACKNOWLEDGES AND AGREES THAT THE ASSIGNED PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED PROPERTY.

E - 1

This Assignment may be executed in one or more counterparts (by facsimile or otherwise), each such counterpart being an original hereof and all such counterparts taken together constituting but one and the same instrument and agreement.

All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

E - 2

EXECUTED this_______ day of_______ , 2017.

ASSIGNOR:

NORVIN AUSTIN REHAB LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

E - 3

EXHIBIT A TO FORM OF GENERAL ASSIGNMENT

LEGAL DESCRIPTION

E - 4

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE

ASSIGNMENT AND ASSUMPTION OF LEASE

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”), made effective as of the______ day of__________________ , 2017, by and between NORVIN AUSTIN REHAB LLC, a Delaware limited liability company (“Assignor”), and________________________, a _________________________________ (hereinafter referred to as the “Assignee”).

RECITALS:

Assignor has this day conveyed the real property described on Exhibit A attached hereto and made a part hereof (such real property being hereinafter called the “Premises”) to Assignee. Assignor desires to convey all of its right, title and interest in and to the incidental rights and appurtenances relating to the Premises as more fully described below.

AGREEMENTS:

For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET-OVER and DELIVER unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to that certain Amended and Restated Lease Agreement dated effective as of September 17, 2010 (the “Lease”), by and between Assignor, as landlord and successor in interest to Prevarian Hospital Partners, LP, a Texas limited partnership, and CTRH, LLC, a Delaware limited liability company, as tenant (the “Tenant”), which Lease is guaranteed by Kindred Healthcare, Inc., by Corporate Guaranty dated May 24, 2012, together with all rents and other charges paid by the Tenant and all security and/or rental deposits related thereto.

TO HAVE AND TO HOLD the above rights and interests unto Assignee, its successors and assigns, forever and Assignor does hereby bind itself and its successors and assigns, to warrant and forever defend, all and singular the rights of Assignor under the above described interests unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof by, through or under Assignor, but not otherwise.

Assignee hereby accepts the foregoing assignment of the Lease and hereby assumes all duties and obligations of Assignor under the Lease to the extent such duties and obligations arise or accrue from and after the date of this Assignment. Assignee shall defend, indemnify and hold harmless Assignor from and against any and all Claims (as hereinafter defined) asserted against or incurred by Assignor as a result of any acts or omissions, which arise or accrue from and after the date of this Assignment, in connection with the Lease assigned herein. “Claims” means claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including attorneys’ fees, whether suit is instituted or not).

F - 1

Assignor shall defend, indemnify and hold harmless Assignee from and against any and all Claims asserted against or incurred by Assignee as a result of any acts or omissions, which arise or accrue prior to the date of this Assignment, in connection with the Lease assigned herein.

This Assignment may be executed in one or more counterparts (by facsimile or otherwise), each such counterpart being an original hereof and all such counterparts taken together constituting but one and the same instrument and agreement.

All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

F - 2

EXECUTED this______ day of_________ , 2017.

ASSIGNOR:

NORVIN AUSTIN REHAB LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

F - 3

EXHIBIT A TO FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE

LEGAL DESCRIPTION

F - 4

EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

Tenant’s Estoppel Certificate

Premises:	________________________, _______________

Landlord:	________________________, a _______________

Tenant:	___________________

Lease dated:	______________, 20__

Tenant’s Notice Address:	_________________________
_________________________
Attn: _____________________

The undersigned, Tenant of approximately ___ square feet of space under that certain Lease dated ________ – _____ (as amended, the “Lease”) made with Landlord, covering space in Landlord’s building (the “Building”) known as ______________ and located at ______________, _____________, hereby certifies, agrees and acknowledges to BMO Harris Bank N.A ., as Administrative Agent (“Administrative Agent”), for itself and such other co-lenders as may exist from time to time (collectively, the “Lenders”), and to its successors and assigns, that:

1.          Attached hereto as Exhibit A is a true, correct and complete copy of the Lease, together with all amendments thereto. [If applicable: Attached hereto as Exhibit B is a true, correct and complete copy of the guaranty of Lease, together with all amendments thereto.]

2.          Tenant has accepted possession of the Premises pursuant to the Lease. The Lease term commenced on__________________________. The termination date of the Lease term, excluding renewals and extensions, is__________________________. The undersigned has no rights to renew, extend or cancel the Lease or to lease additional space in the Building except as follows:

_____________________________________________________________.

3.          The undersigned has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises are a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease except:

_____________________________________________________________.

G - 1

4.          Any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease. All contributions required by the Lease to be paid by Landlord to date for improvements to the Premises have been paid in full.

5.          Any improvements required by the terms of the Lease to be made by Tenant have been completed to the satisfaction of Landlord in all respects, and Tenant has fulfilled all of its duties under the Lease. Tenant is not currently performing any alterations or other construction work in the Premises, and has not engaged any contractor or other person to perform such work in the Premises.

6.          The Lease has not been assigned, modified, supplemented or amended in any way. Tenant has not sublet any portion of the Premises. The Lease constitutes the entire agreement between the parties and there are no other agreements between Landlord and Tenant concerning the Premises.

7.          The Lease is valid and in full force and effect, and neither Landlord nor Tenant is in default thereunder, and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease. The guaranty of Lease, if any, is valid and in full force and effect. Tenant has no defense, setoff or counter-claim against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord. Tenant has not received a notice of default from Landlord under the Lease.

8.          No rent (including minimum rent or additional rent) or other sum payable under the Lease has been paid in advance. The undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession.

9.          The minimum monthly rent presently payable under the Lease is $____________. The annual percentage rent presently payable under the Lease is as follows:__________________. There exists no dispute between Landlord and Tenant as to the minimum monthly rent or percentage rent.

10.          Tenant’s proportionate share of real estate taxes and operating expenses is %. There exists no dispute between Landlord and Tenant as to current or past rent as provided in the Lease.

11.          The minimum monthly rent has been paid as provided in the Lease through__________________.

12.          Tenant has delivered a security deposit to Landlord in the amount of $__________________.

G - 2

13.          No petition has been filed by or against Tenant or any guarantor of the Lease for protection under bankruptcy creditor’s rights, insolvency or other similar statutes.

14.          Tenant has full right and authority to execute and deliver this estoppel certificate and the person signing on behalf of Tenant is authorized to do so. This Estoppel Certificate is being executed and delivered by Tenant to induce Lenders to make a loan to Landlord, which loan is to be secured in part by an assignment to Administrative Agent of Landlord’s interest in the Lease and with the intent and understanding that the above statements will be relied upon by Administrative Agent and Lenders, and shall be binding upon Tenant, its successors and assigns.

[Remainder of page intentionally left blank; signature page follows]

G - 3

Dated as of:_________________, 201  .

Tenant:

[_______________________]

By:
Name:
Title:

G - 4

The undersigned Guarantor does hereby join in the execution of this Tenant Estoppel Certificate for the purpose of acknowledging, confirming, and agreeing with the statements and provisions herein.

Guarantor:

[_________________________],
a _____________________

By:
Name:
Title:

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Exhibit a

Lease

G - 6

Exhibit b

Lease guaranty

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EXHIBIT H

FORM OF SNDA

THIS INSTRUMENT PREPARED BY AND

AFTER RECORDING RETURN TO:

Meghann A. Salamasick

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

Subordination,

Non-Disturbance, and Attornment Agreement

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), dated this _____ day of ___________, 2017, between ______________________, a _________________________ (“Tenant”), and BMO HARRIS BANK N.A., as Administrative Agent (including any of its successors and assigns in such capacity, “Administrative Agent”) for itself and such other co-lenders as may exist from time to time (collectively, “Lenders”).

Recitals :

A.          Tenant is the lessee under that certain lease between Tenant and _________ , a _________ limited liability company (“Landlord”), dated__________________ (the lease and all amendments thereto are hereinafter referred to as the “Lease”), covering approximately ______ square feet of space in Landlord’s building known as _________________ and located at ___________________, ___________________, and legally described in Schedule 1 attached hereto and made a part hereof (the “Property”).

B.          Lenders are making a loan (the “Loan”) to Landlord which is secured, in part, by the lien of a mortgage1 executed and delivered by Landlord to Administrative Agent encumbering the Property (the “Mortgage”) and an assignment of all leases of and rents from the Property.

C.          As a condition to making the Loan, Administrative Agent and Lenders require that Tenant enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1 Revise as appropriate

H - 1

1.          The Lease and all terms thereof, including, without limitation, any options to purchase, rights of first refusal, and any similar rights, are and shall be subject and subordinate to the Mortgage, and to all amendments, modifications, replacements and extensions thereof, to the full extent of the principal, interest, fees, expenses and all other amounts secured thereby.

2.          In the event Administrative Agent elects to foreclose the Mortgage, Administrative Agent will not join Tenant in summary or foreclosure proceedings unless required by applicable law (and then only to the extent so required) as long as Tenant is not in default under the Lease.

3.          In the event that Administrative Agent or Lenders shall succeed to the interest of Landlord under the Lease and there exists no default by Tenant under the Lease and Tenant has not amended the Lease without Administrative Agent’s prior written consent, Administrative Agent agrees not to disturb or otherwise interfere with Tenant’s possession of the leased premises for the unexpired term of the Lease, provided that Administrative Agent and Lenders shall not be:

(a)          liable for any act or omission of Landlord or any prior landlord under the Lease;

(b)          subject to any claims, offsets or defenses which Tenant might have against Landlord or any prior landlord;

(c)          bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord or any prior landlord;

(d)          bound by any termination, amendment, modification, or assignment of the Lease made without Administrative Agent’s prior written consent; or

(e)          liable for any security deposit Tenant might have paid to Landlord or any prior landlord, except to the extent Administrative Agent has actually received said security deposit.

4.          Upon Administrative Agent’s or Lenders’ succeeding to Landlord’s interest under the Lease, Tenant covenants and agrees to attorn to Administrative Agent or Lenders or a purchaser at a foreclosure or trustee’s sale, to recognize such successor landlord as Tenant’s landlord under the Lease, and to be bound by and perform all of the obligations and conditions imposed upon Tenant by the Lease. If requested by Administrative Agent, Lenders or any subsequent owner, Tenant shall execute a new lease with Administrative Agent or its designee or nominee, for a term equal to the remaining term of the Lease and otherwise containing the same provisions and covenants of the Lease.

5.          Prior to terminating the Lease due to a default by Landlord thereunder, Tenant agrees to notify Administrative Agent of such default and give Administrative Agent the opportunity to cure such default within thirty (30) days of Administrative Agent’s receipt of such notice (or, if such default cannot reasonably be cured within such thirty (30) day period, Administrative Agent shall have such longer time as may be necessary to cure the default; provided that Administrative Agent commences the cure within such period and diligently pursues the cure thereafter).

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6.          Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, paid by the sending party, addressed in each case as follows:

If to Tenant:	____________________________
____________________________
____________________________
Attention: ___________________

with a copy to:	____________________________
____________________________
____________________________
Attention: ___________________

If to Administrative Agent:	BMO Harris Bank N.A.
111 W. Monroe Street,
Chicago, Illinois 60603
Attention: Kevin Fennell

BMO Harris Bank N.A.
111 West Monroe Street
Chicago, Illinois 60603
Attention: Portfolio Manager/ Global Medical REIT

with a copy to:	Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois 60603
Attention: Dan Baker

or to any other address for such party in the United States of America as it shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Paragraph shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

7.          This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

8.          This Agreement can be modified only in writing duly executed by both parties.

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9.          This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved in favor of this Agreement. Individuals signing this Agreement on behalf of a party hereto represent and warrant that they are authorized to bind that party.

10.          This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

11.          Upon full and indefeasible repayment of the Loan and the release of the Mortgage by Administrative Agent, this Agreement shall automatically terminate and be of no further force and effect.

12.          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

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In WItness WHereof, the parties hereto have executed this Agreement the day and year first above written.

Tenant:

By:
Name:
Its:

Administrative agent:

Bmo Harris Bank N.A., a national banking association, as Administrative Agent

By:
Name:
Its:

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State Of ___________________________	)
)ss.
County Of _________________________	)

The foregoing instrument was acknowledged before me this _________ day of __________________,____ by_____________________, the ___________________________ of ___________________________, a ___________________________, on behalf of said___________________________.

WITNESS my hand and official seal.

Notary Public

My commission Expires: ____________________________

[Seal]

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STATE OF ___________________________	)
)ss.
COUNTY OF _________________________	)

The foregoing instrument was acknowledged before me this _________ day of __________________,____ by_____________________, the ___________________________ of ___________________________, a ___________________________, on behalf of said___________________________.

WITNESS my hand and official seal.

Notary Public
My commission Expires: ____________________________

[Seal]

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Schedule 1

Legal Description

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EXHIBIT I

FORM OF NOTICE TO TENANT

NOTICE TO TENANT

______________, 2017

[address to Tenant
pursuant to Notice
Provisions in Lease]

Dear Tenant:

You are hereby notified that NORVIN AUSTIN REHAB LLC (“Seller”), as owner of the Property which you are occupying under your lease (the “Lease”), has sold the Property to_______________ (“Purchaser”) as of the date of this Notice set forth above, and in connection with such sale Seller has assigned and transferred its interest in the Lease and any and all security deposits thereunder or relating thereto to Purchaser, and Purchaser has assumed and agreed to perform all of Seller’s obligations under the Lease (including any obligations set forth in the Lease to repay or account for any security deposits thereunder) from and after such date. Accordingly, (a) all of your obligations under the Lease from and after the date of this Notice (including your obligation to pay rent) shall be performable to and for the benefit of Purchaser, its successors and assigns and (b) all of Seller’s obligations under the Lease (including any obligations to repay or account for any security deposits thereunder) from and after the date of this Notice shall be the binding obligations of Purchaser and its successors and assigns. The current amount of the security deposit being held by Purchaser with respect to the Lease is $__________.

The address of Purchaser for all purposes under the Lease (including the payments of rentals, the recoupment of any security deposits and the giving of any notices provided for in the Lease) is__________________.

[Please instruct your insurance carrier to provide Purchaser a new certificate of insurance listing “_______________, a_____________” as an additional insured.]

Thank you very much for your assistance in this matter.

Very truly yours,

NORVIN AUSTIN REHAB LLC

By:
Name:
Title:

I - 1

AGREED TO AND ACCEPTED:

“Purchaser”

[insert name of Purchaser]

By:
Name:
Title:

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EXHIBIT J

PRELIMINARY DUE DILIGENCE CHECKLIST

1.	Real Estate Physical Assessment Due Diligence

a.	Surveys and site plans

b.	Zoning reports

c.	Property insurance certificate and loss run reports

d.	Copies of any document affecting use of property (easements, CCRCs, etc.)

e.	Building floor plans, as-builts

f.	All architectural plans and specifications

g.	Warranties (i.e., slab, roof)

h.	Property tax bills for the past two years (assessment notice & tax bills)

i.	Personal property inventory

j.	Any certificate or license needed to occupy and use the building

2.	Financial Information (Tenant and Guarantor)

a.	All lease documents, including all amendments, corporate guaranty, correspondence, etc.

b.	Income (P&L), balance sheet, and cash flow statements for year-end 12/31/15, 12/31/16, and year-to-date 5/31/17

3.	Financial Information (Seller)

a.	Property-level: Income (P&L) and cash flow statements for year-end 12/31/15, 12/31/16 and year-to-date 5/31/17

J - 1